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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to the Stock Incentive Plan, Employee Stock
Purchase Plan, and Director Stock Option Plan of nFront, Inc. of our report dated July 28, 1999, with respect to the financial statements of nFront, Inc. included in its Annual Report on (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
Atlanta, Georgia
September 30, 1999